UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Music Group Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 17, 2006

Dear Stockholder:

You are cordially invited to attend Warner Music Group Corp.’s fiscal 2005 annual meeting of stockholders. The meeting will be held on Thursday, February 23, 2006, at 10:00 a.m. in the Hudson Theatre, 145 West 44th Street, New York, New York 10012.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions by following the instructions on the enclosed proxy card.

If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Tuesday, February 21, 2006. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. All stockholders of record on January 4, 2006 are invited to attend the meeting. No ticket is required for admission.

In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly. The meeting will also be available via webcast on the Internet at www.wmg.com.

I look forward to greeting those of you who are able to attend.

Sincerely,

Edgar Bronfman, Jr.

Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions.

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

(212) 275-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 23, 2006

The Annual Meeting (the “Annual Meeting”) of Stockholders of Warner Music Group Corp. (the “Company”) will be held on Thursday, February 23, 2006 at 10:00 a.m. (local time). The meeting will take place at:

Hudson Theatre

145 West 44th Street

New York, New York 10012

The purposes of the meeting are:

1.	To elect 13 directors for a term of one year, and until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended September 30, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The close of business on January 4, 2006 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s common stock as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice of Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s principal executive offices at the address listed above.

Whether or not you plan to attend the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed pre-addressed reply envelope. Holders of record must vote by completing the enclosed proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. You need to vote in accordance with the instructions listed on the proxy card. Please refer to the enclosed proxy card for voting instructions. You may revoke a previously delivered proxy at any time prior to the meeting. Any stockholder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

Please note that, if you plan to attend the Annual Meeting in person, you will need to register in advance to be admitted. You can register in advance by telephone by calling Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Tuesday, February 21, 2006. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. The Annual Meeting will start promptly at 10:00 am. To avoid disruption, admission may be limited once the meeting begins.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID H. JOHNSON

Executive Vice President, General Counsel and Secretary

New York, New York

January 17, 2006

i

WARNER MUSIC GROUP CORP.

75 Rockefeller Plaza

New York, New York 10019

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Warner Music Group Corp. (the “Company”), a Delaware corporation, for the Annual Meeting (the “Annual Meeting”) of Stockholders to be held at 10:00 a.m. (local time) on Thursday, February 23, 2006, at the Hudson Theatre, located at 145 West 44th Street, New York, New York 10012, and at any adjournments or postponements of the meeting.

GENERAL INFORMATION ABOUT VOTING

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our Board of Directors. This proxy statement is being mailed through the United States postal service or, if properly requested, by e-mail to stockholders on or around January 17, 2006.

Purpose of the meeting

The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in the Proxy Statement.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date January 4, 2006. A total of 148,534,457.724 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock that you hold.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose shares are held in the name of a nominee.

How do I vote by proxy if I am a registered holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR all Director nominees; and

2.	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2006; and

3.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the stockholders are Edgar Bronfman, Jr., David H. Johnson and Trent N. Tappe. A stockholder wishing to name another person as his or her proxy holder may do so by crossing out the names of the designated proxy holders and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy holder and for the person so named to be present to vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

How do I vote at the Annual Meeting?

If you are a registered stockholder and you wish to vote at the Annual Meeting, written ballots will be available at the meeting. If your shares are held in “street name” in the name of a bank, broker or other holder of record and you decide to attend and vote at the Annual Meeting you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you vote by proxy and also attend the meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

On what matters may I vote?

1.	The 13 directors for a term of one year, and until their successors are duly elected and qualified; and

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2006.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each of the nominees of the Board of Directors (Proposal No. 1) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2006 (Proposal No. 2).

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our Corporate Secretary a written notice revoking your proxy card, by personally appearing at the Annual Meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those stockholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

What is a “quorum”?

A “quorum” is a majority of the shares of common stock outstanding on the record date. A quorum must be present either in person or represented by proxy for the Annual Meeting to be held. If a quorum is not present at the Annual Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

How many votes are required to approve the proposals?

The 13 directors who receive the most votes will be elected. All other matters will be decided by a majority of votes cast.

Who will count the votes?

American Stock Transfer and Trust Company will count the votes and act as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. The Company will pay the cost of distributing this proxy statement and related materials. Our officers may solicit proxies by mail or telephone. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to beneficial owners of shares of the common stock. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $7,500, plus expenses.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer and Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

1.	as needed to permit American Stock Transfer and Trust Company to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Upon the recommendation of the Executive, Governance and Nominating Committee, the Board has nominated for election at the Annual Meeting the following slate of 13 nominees:

Edgar Bronfman, Jr.

Len Blavatnik

Shelby W. Bonnie

Richard Bressler

Charles A. Brizius

John P. Connaughton

Scott L. Jaeckel

Seth W. Lawry

Thomas H. Lee

Ian Loring

Jonathan M. Nelson

Mark Nunnelly

Scott M. Sperling

Each of the nominees is currently serving as a director of the Company. Although there are only 13 nominees for director, the Company’s Board may consist of up to 14 directors pursuant to the terms of the stockholders agreement described below under “Certain Relationships and Related Party Transactions.” We expect to add two additional independent directors within twelve months after May 10, 2005, the effective date of our registration statement relating to our initial public offering, as required by the rules of the New York Stock Exchange and the SEC and intend to increase the number of sitting directors to 14 as soon as practicable. In order to ensure that the number of directors on our Board does not exceed 14 after we have added the two additional independent directors, we expect one of the directors designated by Thomas H. Lee Partners, L.P. and its affiliates (“THL”) pursuant to the stockholders agreement to resign from the Board of Directors of the Company on or before the time the two additional independent directors are elected to our Board in order to comply with the provision in the stockholders agreement which only permits THL to designate five directors and the Board to consist of up to 14 directors. For more information regarding the independence of our directors and terms of the stockholders agreement regarding the size of the Board, please see “Board of Directors and Governance – Independence.”

For more information about each director, please see “Information about Directors.” The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 13 nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Alex Zubillaga, one of the Company’s executive officers, is the brother-in-law of Mr. Bronfman. There are no other family relationships among the nominees or between any nominee and any of our executive officers.

Vote Required for Approval

A plurality of the votes duly cast by the holders of common stock is required for the election of directors. The 13 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. However, you may not vote for more individuals than the number nominated. Stockholders may also not cumulate votes in the election of directors.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NO. 2:

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for the fiscal year ended September 30, 2006 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by Ernst & Young would impair Ernst & Young’s independence and concluded that it would not.

Ernst & Young has audited the Company’s financial statements since it was acquired from Time Warner Inc. in March 2004.

A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for the selection of Ernst & Young as our independent registered public accountants for the fiscal year ending September 30, 2006 because the Audit Committee has responsibility for selection of our independent registered public accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors as of January 4, 2006. Their respective backgrounds are described following the table:

Name	Age	Position with Company
Edgar Bronfman, Jr. (1)	50	Chairman of the Board and Chief Executive Officer
Len Blavatnik (2)	48	Director
Shelby W. Bonnie (3)	41	Director
Richard Bressler (3)	48	Director
Charles A. Brizius	36	Director
John P. Connaughton	40	Director
Scott L. Jaeckel (3)	35	Director
Seth W. Lawry (1)(2)	41	Director
Thomas H. Lee (1)(2)	61	Director
Ian Loring (1)(2)	39	Director
Jonathan M. Nelson (1)(2)	49	Director
Mark Nunnelly (1)(2)	47	Director
Scott M. Sperling (1)(2)(4)	48	Director

(1)	Member of the Executive, Governance and Nominating Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	Presiding Director

Edgar Bronfman, Jr. has served as our Chairman of the Board and CEO since March 1, 2004. Before joining the Company, Mr. Bronfman served as Chairman and CEO of Lexa Partners LLC, a management venture capital group based in New York City. Prior to Lexa Partners, Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal in December 2000. He resigned from his position as an officer and executive of Vivendi Universal on March 31, 2002, and resigned as Vice Chairman of Vivendi Universal’s Board of Directors on December 2, 2003. Prior to the December 2000 formation of Vivendi Universal, Mr. Bronfman was President and CEO of The Seagram Company Ltd., a post he held since June 1994. During his tenure as the CEO of Seagram, he consummated $85 billion in transactions and transformed the company into one of the world’s leading media and communications companies. From 1989 until June 1994, Mr. Bronfman served as President and COO of Seagram. Between 1982 and 1989, he held a series of senior executive positions for The Seagram Company Ltd. in the U.S. and in Europe. Mr. Bronfman serves on the boards of InterActiveCorp, Fandango, New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania. He is also Chairman of the Board of Endeavor Global and is a Member of the JP Morgan National Advisory Board.

Len Blavatnik has served as our director since March 4, 2004. He is Chairman, Founder and principal shareholder of Access Industries, a global private investment firm with a diversified portfolio in energy, minerals and mining, telecommunications, real estate, and financial services, a position he has held since 1986. Mr. Blavatnik serves as a Director of TNK-BP, the Siberian-Urals Aluminum Company (SUAL) and for numerous academic and philanthropic organizations and other companies. He received a masters degree in Computer Science from Columbia University and an M.B.A. from Harvard Business School.

Shelby W. Bonnie became one of our directors on November 4, 2005. Mr. Bonnie is a co-founder of CNET Networks and has been with CNET Networks as both an executive and a member of the Board of Directors since 1993. He has also served as Chief Executive Officer since March 2000 and as Chairman of the Board of Directors of CNET Networks since November of 2000. Mr. Bonnie has also held the positions of Chief Operating Officer and Chief Financial Officer of CNET Networks. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment managing firm; Lynx Capital, a private equity fund; and in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

Richard J. Bressler became one of our directors on May 10, 2005. Mr. Bressler joined Thomas H. Lee Partners, L.P. as a Managing Director in January 2006. From May 2001 through 2005 Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Before joining Viacom Inc., Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Before joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young since 1979. Mr. Bressler serves as Chairman for the Center for Communication Board, the Duke University Fuqua School of Business’s Board of Visitors, New School University’s Board of Trustees, the J.P. Morgan Chase National Advisory Board and the Columbia University School of the Arts Deans’ Council. Mr. Bressler holds a B.B.A. from Adelphi University.

Charles A. Brizius has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. Mr. Brizius worked at Thomas H. Lee Company from 1993 to 1995, rejoining in 1997. From 1991 to 1993, Mr. Brizius worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. He is also a director of Houghton Mifflin Company, Spectrum Brands Inc. and Frontline Management Companies, Inc. He holds a B.B.A. in Finance and Accounting from Southern Methodist University and an M.B.A. from Harvard Business School.

John P. Connaughton has served as our director since March 4, 2004. He has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the consumer products and business services industries. He serves as a director of ProSiebenSat.1 Media AG, Sungard Data Systems, Shopping.com, Stericycle Inc., the Boston Celtics, Epoch Senior Living, MC Communications, Warner Chilcott Holdings Company, Limited and Loews Cineplex Entertainment Corp. Fund. Mr. Connaughton received a B.S. in commerce from the University of Virginia and a M.B.A. from Harvard Business School.

Scott L. Jaeckel has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. Mr. Jaeckel worked at Thomas H. Lee Company from 1994 to 1996, rejoining in 1998. From 1992 to 1994, Mr. Jaeckel worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. He currently serves as a director of Paramax Capital Group, Refco Group Ltd., LLC and Grupo Corporativo Ono, SA. He holds a B.A. in Economics and Mathematics from The University of Virginia and an M.B.A. from Harvard Business School.

Seth W. Lawry has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. He is also a director of ProSiebenSat.1 Media AG, Houghton Mifflin Company and Fidelity Information Services, Inc. Mr. Lawry worked at Thomas H. Lee Company from 1989 to 1990, rejoining in 1994. From 1987 to 1989 and 1992 to 1994, Mr. Lawry worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions, Corporate Finance, and Equity Capital Markets departments. Mr. Lawry holds a B.A. in Economics and German Studies from Williams College and an M.B.A. from Stanford Graduate School of Business.

Thomas H. Lee has served as our director since March 4, 2004. He founded the Thomas H. Lee Company, the predecessor of Thomas H. Lee Partners, L.P., in 1974 and since that time has served as its Chairman and CEO. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a securities analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves or has served as a director of numerous public and private companies in which THL and its affiliates have invested, including Finlay Enterprises, Inc., The Smith & Wollensky Restaurant Group, Inc., Metris Companies, Inc., Vertis Holdings, Inc., Refco Group Ltd., LLC, Wyndham International, Inc. and Miller Import Corporation. In addition, Mr. Lee is a Member of the JP Morgan National Advisory Board. Mr. Lee is currently a Trustee of

Lincoln Center for the Performing Arts, The Museum of Modern Art, NYU Medical Center, The Rockefeller University, and Whitney Museum of American Art among other civic and charitable organizations. He also serves on the Executive Committee for Harvard University’s Committee on University Resources. Mr. Lee is a 1965 graduate of Harvard College.

Ian Loring has served as our director since March 4, 2004. He is a Managing Director of Bain Capital Partners, LLC. Prior to joining Bain Capital in 1996, Mr. Loring was a Vice President at Berkshire Partners where he worked in the specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. He serves as a director of Eschelon Telecom and UGS PLM Solutions. Mr. Loring received a B.A. from Trinity College and an M.B.A. from Harvard Business School.

Jonathan M. Nelson has served as our director since March 4, 2004. He is the Chief Executive Officer of Providence Equity. Mr. Nelson is a director of Bresnan Broadband Holdings, LLC (also known as Mountain States Cable Television), Western Wireless Corp., Narragansett Capital Inc. and Yankees Entertainment and Sports Network, Inc., and was, during the period of Providence’s investment, a director of VoiceStream Wireless Corp. (now Deutsche Telekom A.G.), MetroNet Communications Corp./AT&T Canada, Inc. (now Allstream), Brooks Fiber Properties, Inc. (now MCI), Wireless One Network (now AT&T Wireless), InfoNet Media, Inc., Powerfone Holdings (now Nextel), and numerous other portfolio companies. Prior to founding Providence Equity Partners in 1990, Mr. Nelson was a founder and Managing Director of Narragansett Capital Inc. where he specialized in broadcasting, publishing and cable television. Mr. Nelson is currently a director of Trinity Repertory Company in Providence, Rhode Island and a Trustee of Brown University. Mr. Nelson received a B.A. from Brown University and an M.B.A. from Harvard Business School.

Mark Nunnelly has served as our director since March 4, 2004. He joined Bain Capital Partners, LLC in 1990 as a Managing Director. Prior to joining Bain Capital, Mr. Nunnelly was a Vice President of Bain & Company, with experience in its domestic, Asian and European strategy practices. Previously, Mr. Nunnelly worked at Procter & Gamble in product management. He serves as a director of Domino’s Pizza, Eschelon Telecom, Houghton Mifflin Company, UGS PLM Solutions, and other private and not for-profit corporations. Mr. Nunnelly received an A.B. from Centre College and an M.B.A. from Harvard Business School.

Scott M. Sperling has served as our director since March 4, 2004. He is a Co-President at Thomas H. Lee Partners, L.P. Mr. Sperling is also President of THLee Putnam Capital, a joint venture with Putnam Investments, one of the largest global investment management firms. Mr. Sperling is currently a director of Houghton Mifflin Company, Fisher Scientific International, Inc., Vertis, Inc., Wyndham International and several private companies. Prior to joining Thomas H. Lee Partners, Mr. Sperling was for over ten years Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company. Before that, he was a senior consultant with the Boston Consulting Group. He received a B.S. from Purdue University and an M.B.A. from Harvard Business School.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed at www.wmg.com under “Investor Relations” and “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the company and to act on matters requiring Board of Directors approval. The Board of Directors held six formal meetings during the fiscal year ended September 30, 2005 and acted nine times by written consent. Board members are requested to make attendance at board and committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board prior to the meeting, and to participate actively in the meetings. Combined attendance at board and committee meetings in fiscal 2005 was more than 80% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Each incumbent director other than Messrs. Blavatnik, Connaughton and Nelson attended, in person or by telephone, at least 75% of the meetings of both the Board of Directors and Board committees on which they served.

Independence

An investor group consisting of THL, Bain Capital and its affiliates, Providence Equity Partners Inc. and its affiliates and Music Capital Partners, L.P. (together, the “Investor Group”) currently controls more than 50% of the voting power of our common stock and we are, therefore, a “controlled company” under New York Stock Exchange rules. We currently avail ourselves of the “controlled company” exception under the New York Stock Exchange rules which eliminates the requirements that we have a majority of independent directors on our Board of Directors and that our compensation and executive, governance and nominating committees be composed entirely of independent directors.

Our Board of Directors consists of 13 directors, including one independent director under NYSE rules, Mr. Bonnie. Prior to January 9, 2006, our board consisted of two independent directors as described further below. The Board of Directors has affirmatively determined that Mr. Bonnie is independent under the criteria established by the New York Stock Exchange for independent board members. In addition, the Board of Directors has determined Mr. Bonnie meets the additional independence criteria required for audit committee membership. No independent director receives any fees or compensation from the company other than compensation received in his or her capacity as a director. We expect to add two additional independent directors as described below. Under New York Stock Exchange rules, our Audit Committee must eventually have a minimum of three persons and be composed entirely of independent directors. The Company became subject to these rules on May 10, 2005, the effective date of our registration statement relating to our initial public offering. As a newly registered company, we need only have a majority of independent audit committee members for one year after our initial registration. Within one year of our initial registration, we must have an audit committee composed entirely of independent directors.

On January 9, 2006, THL announced that it had entered into an employment agreement with Richard Bressler. THL and its affiliates are part of the Investor Group that currently controls more than 50% of the voting power of our common stock. The Board of Directors of the Company has determined that, as of January 9, 2006, Mr. Bressler was no longer independent under the criteria established by the New York Stock Exchange for independent board members. Prior to that determination, the Company had two independent directors, Mr. Bressler and Mr. Bonnie, both of whom serve on our three-member Audit Committee. Now the Company has only one independent director under the New York Stock Exchange criteria on its Board and its Audit Committee. The Company has notified the New York Stock Exchange of its determination that Mr. Bressler is no longer independent and the resulting non-compliance with the New York Stock Exchange listing standards. The Company is in the process of finding two additional independent candidates to join its Board and to serve as members of its Audit Committee in compliance with the New York Stock Exchange rules (one to replace Mr. Bressler as an independent director and to cure the current non-compliance with the New York Stock Exchange listing standards and one to meet the ongoing requirement to have a minimum of three independent directors on its Board and Audit Committee by May 10, 2006 in compliance with the New York Stock Exchange rules). The Company intends to add such directors to the Board as soon as practicable. Effective as of January 9, 2006, Mr. Bressler, who had been appointed co-presiding director for each of the executive sessions of the non-management directors by the Board of Directors, resigned as co-presiding director. Mr. Bressler will remain on the Board and continue to serve as the chairman of the Company’s Audit Committee until such time as the Company adds additional independent directors to its Board and Audit Committee and replaces Mr. Bressler on the Audit Committee. Scott Sperling remains as the presiding director for executive sessions as described below.

The stockholders agreement described below under “Certain Relationships and Related Party Transactions” provides that the Company’s Board of Directors consist of up to fourteen members, with five directors designated by THL, five directors designated by other members of the Investor Group, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and three other directors to be chosen unanimously by the vote of the Company’s Board of Directors. Each director designee(s) may only be removed by the member of the Investor Group that appointed such designee(s). The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any New York Stock Exchange requirements. In order to ensure that the number of directors on our Board does not exceed 14 after we have added the two additional independent directors, we expect one of the directors designated by THL pursuant to the stockholders agreement to resign from the Board of Directors of the Company on or before the time the two additional independent directors are elected to our Board in order to comply with the provision in the stockholders agreement which only permits THL to appoint five directors and the Board to consist of up to 14 directors. See “Certain Relationships and Related Party Transactions – Stockholders Agreement.”

Executive Sessions

The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings in 2005, the Board of Directors regularly met in executive sessions of non-employee directors. The Board of Directors also intends to hold executive sessions of the independent directors at least once a year. Mr. Sperling has been appointed presiding director for each of the executive sessions of the non-management directors by the Board of Directors.

Board Attendance at Annual Meetings

Board members are invited to attend the Company’s annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meetings. This is our first annual meeting of stockholders since our initial public offering.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Board of Directors may communicate with the Board of Directors by sending an email to BoardofDirectors@wmg.com or writing to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

In any such communication, an interested person may also designate a particular audience, including the presiding director, Mr. Sperling. Our legal department will forward all correspondence to the Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Policies Governing Director Nominations

In recommending candidates for election to the Board of Directors, the Executive, Governance and Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Executive, Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Executive, Governance and Nominating committee would recommend the candidate for consideration by the full Board of Directors. The Executive, Governance and Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Executive, Governance and Nominating Committee’s consideration, submit the candidate’s name and qualifications to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

When submitting candidates for nomination to be elected at the Company’s Annual Meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by the Company’s by-laws.

In particular, for the Executive, Governance and Nominating Committee to consider a candidate recommended by a stockholder for nomination at the fiscal 2006 annual meeting of stockholders, the recommendation must be delivered or mailed to and received by our Corporate Secretary between September 19, 2006 and October 19, 2006, which are the dates not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the Annual Meeting (or, if the fiscal 2006 annual meeting is not held within 30 days of the anniversary of the date of the 2005 Annual Meeting, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2006 annual meeting is made). Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a Director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•	All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

The Corporate Secretary of the Company will promptly forward any such nominations to the Executive, Governance and Nominating Committee. Once the Executive, Governance and Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Executive, Governance and Nominating Committee and votes cast for such nominees shall not be counted.

A stockholders agreement governs the exercise of the voting rights of certain of our stockholders with respect to election of directors and certain other material events. The parties to the stockholders agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Code of Conduct

The Company has adopted a Code of Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) (and in accordance with the New York Stock Exchange requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website www.wmg.com. A copy of the Code of Conduct may also obtained free of charge, from the Company upon a request directed to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

Committees of the Board

Our Board of Directors currently has an Audit Committee, a Compensation Committee and an Executive, Governance and Nominating Committee.

Audit Committee

Our Audit Committee currently consists of Richard Bressler, who serves as chairman, Shelby Bonnie and Scott Jaeckel. This committee held eleven meetings during the last fiscal year. Mr. Bressler qualifies as our “audit committee financial expert” as such term is defined in Item 401(b) of Regulation S-K. The Audit Committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. The Audit Committee’s responsibilities include (1) recommending the hiring or termination of independent auditors and approving any non-audit work performed by such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and managements response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on the company and (13) reporting regularly to the full Board of Directors.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.” A copy of the charter is also attached as Appendix A to this Proxy Statement.

Currently the Company has only one independent director under the New York Stock Exchange criteria on its Audit Committee. See “—Independence.”

Compensation Committee

Our Compensation Committee consists of Scott Sperling, who serves as chairman, Len Blavatnik, Thomas Lee, Seth Lawry, Mark Nunnelly, Jonathan Nelson and Ian Loring. This committee held four meetings during the last fiscal year. The Compensation Committee’s responsibilities include, among other things, (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the evaluation of executive performance and other related matters, (6) administering stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) reviewing and making recommendations to the Board of Directors regarding long-term incentive compensation or equity compensation plans and (9) retaining consultants to advise the committee on executive compensation practices and policies.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its current Compensation Committee members are independent, as is permitted by New York Stock Exchange rules.

Executive, Governance and Nominating Committee

Our Executive, Governance and Nominating Committee consists of Scott Sperling, who serves as chairman, Edgar Bronfman Jr., Thomas Lee, Seth Lawry, Mark Nunnelly, Jonathan Nelson and Ian Loring. This committee held one meeting during the last fiscal year. The Executive, Governance and Nominating Committee’s responsibilities include, among other things, (1) supporting the Board of Directors in performance of its duties and responsibilities with respect to strategic outcomes, management outcomes, including leadership and compensation, and actions between meetings of the Board of Directors, (2) reporting regularly to the full Board of Directors, (3) developing and recommending criteria for selecting new directors, (4) screening and recommending to the Board of Directors individuals qualified to become directors, (5) overseeing evaluations of the Board of Directors, its members and committees of the Board of Directors and (6) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

The Executive, Governance and Nominating Committee also monitors compliance with our Code of Conduct that covers all employees and executives and financial officers. The Board of Directors has approved and adopted a Code of Conduct for all employees, including all of our executives and financial officers, copies of which are available upon written request at no cost as described above under “—Code of Conduct.”

The Executive, Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its current Executive, Governance and Nominating Committee members are independent, as is permitted by New York Stock Exchange rules.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is or has been a company officer or employee. None of the Company’s executive officers currently serves on the compensation committee or any similar committee of another public company.

Director Compensation

The Board of Directors has not made any adjustments to the director compensation plan approved by the Board of Directors in May 2005. Currently, all directors who do not serve as officers or employees for us and are not affiliated with the Investor Group, which we refer to as independent directors, will receive an annual retainer of $150,000. Such directors will receive an additional retainer for serving on committees or as chairs of committees. As a result, an outside director who is the chair of the Audit Committee will receive an annual retainer of $170,000 and an outside director who either serves as a member of the Audit Committee or as the chair of another committee will receive an annual retainer of $160,000. Of such annual retainer, half will be paid in restricted shares of our common stock and half will be paid in either shares of common stock or cash, at the option of the director. Directors are entitled to reimbursement of their fees incurred in connection with travel to meetings. In addition, the company reimburses directors for fees paid to attend director education events.

We currently encourage all outside directors to hold a minimum amount of our common stock. Directors who serve as officers or employees for us or who are affiliated with the Investor Group will not receive compensation in connection with their services as directors.

All of the shares of restricted stock granted to directors vest on the first anniversary of the related restricted stock agreement. Such shares shall be forfeited without consideration by a director at any time prior to vesting upon cessation of Board membership, with certain exceptions.

STOCK OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of January 4, 2006 with respect to the ownership of our common stock by:

•	each person known to own beneficially more than 5% of the common stock;

•	each of our directors and nominees;

•	each of the executive officers named in the summary compensation table below and our head of Warner/Chappell Music who began to serve as Chairman and CEO of Warner/Chappell Music on May 28, 2005; and

•	all of our executive officers and directors as a group.

Notwithstanding the beneficial ownership of common stock presented below, a stockholders agreement governs the stockholders’ exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders’ agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Shares beneficially owned by Messrs. Bronfman, Bonnie, Bressler, Cohen, Albertini, Blackstone, Fleisher and Johnson include restricted shares that vest based upon certain service or performance based criteria described elsewhere in this Proxy Statement.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019.

Name and address of beneficial owner	Number	Percent of Common Stock
Thomas H. Lee Funds(1)	56,353,532	37.94%
c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110
Music Capital Partners, L.P.(2)	14,195,929	9.56%
c/o Lexa Partners LLC 375 Park Avenue New York, NY 10152
Bain Capital Funds(3)	24,090,061	16.22%
c/o Bain Capital, LLC 111 Huntington Avenue Boston, MA 02199

Name and address of beneficial owner	Number	Percent of Common Stock
Providence Equity Partners Inc.(4)	12,905,389	8.69%
50 Kennedy Plaza 18th Floor Providence, RI 02903
Edgar Bronfman, Jr.(2)	3,284,944	2.21%
Len Blavatnik	—	—
Shelby W. Bonnie	1,555	*
Richard J. Bressler(5)	5,000	*
Charles A. Brizius(5)	—	—
John P. Connaughton(6)	—	—
Scott L. Jaeckel(5)	—	—
Seth W. Lawry(5)	—	—
Thomas H. Lee(5)	—	—
Ian Loring(6)	—	—
Jonathan N. Nelson(4)	—	—
Mark Nunnelly(6)	—	—
Scott M. Sperling(5)	—	—
Lyor Cohen	2,421,102	1.63%
Paul-René Albertini(7)	340,624	*
Richard Blackstone	238,989	*
Michael D. Fleisher	896,208	*
David H. Johnson	120,494	*
All directors and executive officers as a group ((20) members)(7)	7,428,410	5.00%

*	Less than 1%
(1)	Includes shares of common stock owned by each of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. (collectively, the “THL Funds”), Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC (collectively, the “Putnam Funds”), 1997 Thomas H. Lee Nominee Trust (the “Lee Trust”), THL WMG Equity Investors, L.P. (“THL WMG Equity”) and Thomas H. Lee Investors Limited Partnership (“Lee Investors”). The shares held by the THL Funds may be deemed to be beneficially owned by THL Equity Advisors V, LLC (“Advisors”), the general partner of each of the THL Funds. The shares held by THL WMG Equity may be deemed to be beneficially owned by Thomas H. Lee Advisors, LLC (“THL Advisors”), its general partner. Advisors and THL Advisors each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. The Putnam Funds, the Lee Trust and Lee Investors are co-investment entities of the THL Funds and each disclaims beneficial ownership of any shares other than the shares held directly by such entity. Each of the THL Funds, Advisors, THL Advisors, Lee Investors and the Lee Trust has an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The Putnam Funds have an address c/o Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109.
(2)	Edgar Bronfman, Jr., a director and the Chairman and Chief Executive Officer of the Company and its wholly owned subsidiaries, WMG Holdings Corp. and WMG Acquisition Corp., is the managing member of the ultimate general partner of Music Capital Partners, L.P., and as such, may be deemed to have beneficial ownership of shares of common stock held by Music Capital Partners, L.P. Mr. Bronfman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(3)	Includes shares of common stock owned by each of Bain Capital VII Coinvestment Fund, LLC, Bain Capital Integral Investors, LLC, and BCIP TCV, LLC (the “Bain Capital Funds”). Each of the Bain Capital Funds is an affiliate of Bain Capital, LLC. Bain Capital LLC disclaims beneficial ownership of such shares. Each of the Bain Capital Funds has an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(4)	Includes shares of common stock owned by each of Providence Equity Partners IV, L.P. and Providence Equity Operating Partners IV, L.P. (collectively, the “Providence Funds”). Jonathan M. Nelson, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., Glenn M. Creamer and Paul J. Salem are members and officers of Providence Equity Partners IV L.L.C., which is the general partner of Providence Equity GP IV L.P., which is the general partner of Providence Funds, and thus may be deemed to have beneficial ownership of the shares held by the Providence Funds. Each of Messrs. Nelson, Creamer and Salem expressly disclaims beneficial ownership of such shares except to the extent of their pecuniary interest. The Providence Funds have an address c/o Providence Equity Partners Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.
(5)	Mr. Lee, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., is the Chairman and CEO of Thomas H. Lee Partners, L.P. and disclaims any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of his pecuniary interest. Messrs. Bressler, Brizius, Lawry, Sperling and Jaeckel, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Thomas H. Lee Partners, L.P. and disclaim any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of their pecuniary interest. Messrs. Lee, Bressler, Brizius, Lawry, Sperling and Jaeckel have an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.
(6)	Messrs. Connaughton, Loring and Nunnelly, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Bain Capital Partners, LLC. Each of Messrs. Connaughton, Loring and Nunnelly disclaim any beneficial ownership of any shares beneficially owned by the Bain Capital Funds except to the extent of their pecuniary interest. Messrs. Connaughton, Loring and Nunnelly have an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02110.
(7)	Includes 99,167 shares of common stock that may be acquired by Mr. Albertini on or before March 5, 2006 pursuant to options held by him pursuant to an individual stock option agreement described elsewhere in this Proxy Statement.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chief Executive Officer and the Company’s other executive officers as defined by SEC rules.

The compensation for the Company’s executive officers consists of base salary and annual target bonuses. The executive officers do not receive any other compensation or benefits other than standard benefits available to all U.S. employees, which primarily consist of health plans, the opportunity to participate in the company’s 401(k) plan, basic life insurance and accidental death insurance coverage. In addition, our executive officers receive long-term incentives in the form of equity grants or the opportunity to purchase equity of the Company.

In determining the compensation of the executive officers, the Compensation Committee seeks to establish a level of compensation that is (a) appropriate for the size and financial condition of the Company, (b) structured so as to attract and retain qualified executives and (c) tied to annual financial performance and long-term stockholder value creation.

The Company has entered into employment agreements with each of its executive officers which establish each executive’s base salary and annual target bonus. In addition, by evaluating their roles and responsibilities, each executive officer was allowed to invest in equity of the Company or was awarded equity in the form of restricted stock or stock options in connection with their employment. The Compensation Committee believes these arrangements are reasonable and competitive compared to other companies the Company competes with for the attraction and retention of talent.

Executive Officer Base Salaries

Executive officers’ salaries are determined pursuant to the terms of their respective employment agreements. In cases where base salary increases are at the discretion of the Compensation Committee pursuant to the terms of an executive officer’s employment agreement, the Compensation Committee annually reviews base salaries and any increases are based on the Company’s overall performance and the executive’s individual performance during the preceding year.

Executive Officer Annual Bonuses

Executive officers were eligible for annual bonuses for 2005 based upon minimums or targets set forth in their employment agreements. The Compensation Committee based executive officer bonuses on the minimums or targets set forth in their employment agreements and, in cases where bonus amounts are at the discretion of the Compensation Committee, on comparisons with prior year bonuses, the Company’s overall performance and subjective factors related to the executive’s individual performance during the preceding year. At its November 4, 2005 and December 15, 2005 meetings, the Compensation Committee considered various data including specific factors regarding the performance of the Company, including comparisons of fiscal 2005 revenue and operating income before depreciation and amortization (or OIBDA), to the prior year and versus budgets, and subjective factors regarding the individual performance of the Company’s executive officers to determine appropriate bonuses. The Compensation Committee determined that based on the Company’s financial results and review of other factors, the executive officers were entitled to payments ranging from 103% to 200% of their minimum or target bonuses. The Compensation Committee of the Board of Directors approved the award of bonuses to the named executive officers listed below as follows:

•	Edgar Bronfman, Jr., the Company’s Chairman of the Board and CEO, was awarded an annual cash bonus of $5,000,000;

•	Paul-René Albertini, the Chairman and CEO of Warner Music International, was awarded an annual cash bonus of $2,000,000;

•	Lyor Cohen, the Company’s Chairman and CEO of U.S. Recorded Music, was awarded an annual cash bonus of $3,500,000;

•	Michael Fleisher, the Company’s Executive Vice President and CFO, was awarded an annual cash bonus of $1,250,000; and

•	David H. Johnson, the Company’s Executive Vice President, General Counsel and Secretary, was awarded an annual cash bonus of $825,000.

Equity Compensation Grants

The Compensation Committee is responsible for establishing and administering the Company’s equity compensation programs and for awarding equity compensation to the executive officers. To date, the sole forms of equity compensation awarded to or purchased by officers and employees have been restricted stock and stock options. The Compensation Committee believes that restricted stock and stock options are an important part of overall compensation because they align the interests of officers and other employees with those of stockholders and create incentives to maximize long-term stockholder value.

In determining the total amount of options or restricted stock to be granted or sold annually to all recipients, the Compensation Committee considers the amount of stock options and restricted stock already held by employees and executive officers, dilution, future impact on operating income and net income, the number of options outstanding, the number of shares of common stock, including restricted stock, outstanding, the performance of the Company during the immediately preceding year and equity granting practices at peer companies and competitors. The grants in fiscal 2005 to all employees totaled 5,183,687 total option grants, or 3% of shares outstanding, 243,989 total restricted stock grants and 1,496,148 total restricted stock purchases.

The Compensation Committee determines the number of options or restricted stock granted or sold to each executive officer based on the total amount of equity awards available under outstanding plans and the responsibility and overall compensation of each executive officer. In general, executive officers and other employees have received an initial grant of equity in the form of restricted stock (either purchased or awarded) or stock options, usually at the time of their initial employment (or, for those employed at such time, in connection with the acquisition of the Company from Time Warner in 2004). On occasion, the Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives or to recognize other special circumstances.

Chief Executive Officer’s Compensation

The Compensation Committee considered the following factors in determining the compensation for fiscal 2005 for Edgar Bronfman, Jr., Chairman of the Board and Chief Executive Officer: the terms of his employment agreement with the Company, the Company’s financial performance for 2005, Mr. Bronfman’s performance and the total compensation paid to Mr. Bronfman. The base salary for Mr. Bronfman pursuant to the terms of his employment contract is $1,000,000, subject to discretionary increases from time to time by the Board of Directors or the Compensation Committee. Mr. Bronfman is also eligible to receive an annual cash bonus, with a target of 300% of his base salary and a maximum of up to 600% of his base salary. Based on these factors, the Compensation Committee left Mr. Bronfman’s 2005 base salary at $1,000,000, which is unchanged from his 2004 salary level, and approved an annual bonus of $5,000,000.

Review of all Components of Executive Compensation

The Compensation Committee has reviewed all components of the executive officers’ compensation, including salary, bonus, equity compensation, and accumulated realized and unrealized stock option gains.

Internal Pay Equity

The Compensation Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executive officers is consistent with such differences found at peer companies.

The Compensation Committee’s Conclusion

Based on its review, the Compensation Committee finds the total compensation of each of the executive officers to be reasonable and not excessive. The Compensation Committee specifically considered that the Company maintains employment contracts with such individuals.

Respectfully submitted by the Compensation Committee,

Scott M. Sperling, Chair

Len Blavatnik

Thomas H. Lee

Seth W. Lawry

Mark Nunnelly

Jonathan N. Nelson

Ian Loring

Summary Compensation Table

The following table sets forth information with respect to the compensation earned by our CEO and the four other most highly compensated executive officers (the “Named Executive Officers”). On March 1, 2004, Warner Music Group was acquired from Time Warner Inc., therefore, the table sets forth compensation for fiscal 2005 and 2004, subsequent to the acquisition.

Summary Compensation Table

			Annual Compensation							Long Term Compensation
Name and Principal Position	Fiscal Year		Salary(2)		Bonus(3)		Other Annual Compensation			Restricted Stock Awards(5)		Securities Underlying Options (# of shares)	All Other Compensation(6)
Edgar Bronfman, Jr. Chairman and CEO	2005 2004	(1)	$ $	1,000,000 1,000,000	$ $	6,250,000 5,250,000		— —			— —	— —	— —
Paul-René Albertini Chairman and CEO, Warner Music International	2005 2004	(1)	$ $	1,500,000 1,250,000	$ $	2,750,000 3,150,000	$ $	266,286 175,831	(4) (4)		$1,114,251 —	595,003 —	$1,810,155 —
Lyor Cohen Chairman and CEO, U.S. Recorded Music	2005 2004	(1)	$ $	1,500,000 1,296,154	$ $	4,500,000 5,238,839		— —		$	— 2,098,954	— —	— —
Michael Fleisher Executive Vice President and CFO	2005 2004	(1)		$800,000 —		$1,250,000 —		— —			$8,840,760 —	— —	$4,878,424 —
David H. Johnson Executive Vice President and General Counsel	2005 2004	(1)	$ $	700,000 700,000	$ $	1,037,500 1,036,500		— —			$1,432,242 —	— —	$718,137 —

(1)	In connection with the acquisition of the Company from Time Warner in 2004, the Company changed its fiscal year-end to September 30th from November 30th. As such, fiscal 2004 was a ten-month transition period ended September 30, 2004. Salaries presented in the above table for fiscal 2004 represent annual salaries for these executive officers.
(2)	Mr. Cohen received actual salary of $1,296,153.89 in fiscal 2005, however, his annual salary as of September 30, 2005 was $1,500,000. Mr. Fleisher was appointed an executive officer on December 21, 2004 which was during the 2005 fiscal year. Mr. Fleisher was not employed by us in fiscal 2004 and, therefore, did not serve as an executive officer during the 2004 fiscal year. Salary for fiscal 2005 for Mr. Fleisher represents his annual salary. Mr. Fleisher joined the Company on December 21, 2004. Actual salary received during the fiscal year ended September 30, 2005 for such shorter period during which he was employed by us, was $600,000. Actual salary received during the ten-month fiscal period ended September 30, 2004 for each of the Named Executive Officers other than Mr. Fleisher, including in some cases such shorter period during which they were employed by us, was $596,153.87, £595,983.89, $596,153.87 and $605,769.30 for Messrs. Bronfman, Albertini, Cohen and Johnson, respectively.
(3)	Bonuses for fiscal 2005 reflect two separate payments: (1) annual bonus and (2) a one-time special bonus related to the Restructuring Plan (“Restructuring Plan Bonus”). The annual bonuses in fiscal 2005 of $5,000,000, $2,000,000, $3,500,000, $1,250,000 and $825,000 paid to Messrs. Bronfman, Albertini, Cohen, Fleisher and Johnson, respectively, were paid in December 2005. The amounts in the table for fiscal 2005 also reflect 50% of the Restructuring Plan Bonus paid in December 2005, or $1,250,000, $750,000, $1,000,000 and $212,500 paid to Messrs. Bronfman, Albertini, Cohen and Johnson, respectively. Bonuses for fiscal 2004 reflect three separate payments: (1) annual bonuses, (2) 50% of the Restructuring Plan Bonus and (3) for Mr. Cohen, a signing bonus. The annual bonuses in fiscal 2004 of $4,000,000, $2,400,000, $3,000,000 and $824,000 paid to Messrs. Bronfman, Albertini, Cohen and Johnson, respectively, represent bonuses for the twelve months ended November 30, 2004, which would have been our fiscal year-end prior to our change of our fiscal year-end to September 30. The annual bonuses and 50% of the Restructuring Plan Bonus were paid in January 2005. The amounts in the table for fiscal 2004 reflect 50% of the Restructuring Plan Bonus paid in January 2005, or $1,250,000, $750,000, $1,000,000 and $212,500 paid to Messrs. Bronfman, Albertini, Cohen and Johnson, respectively. In addition, Lyor Cohen’s fiscal 2004 bonus includes a $1,238,839 signing bonus paid at the time of his employment in connection with his employment with us.
(4)	Paul-René Albertini’s annual compensation for fiscal 2005 also includes £70,874 in other annual compensation, which was converted into dollars based on a conversion rate of 1.848 dollars to 1 pound sterling. Mr. Albertini’s annual compensation for fiscal 2004 also includes £64,583 received in other annual compensation during the ten-month fiscal year ended September 30, 2004, which was converted into dollars based on a conversion rate of 1.809 dollars to 1 pound sterling. Fiscal 2005 and 2004 also included approximately $71,000 and $59,000 of individual retirement allocations, respectively.
(5)

In fiscal 2005, Messrs. Albertini, Fleisher and Johnson received 241,457, 896,208 and 119,494 shares of restricted stock with a determined fair market value at the time of grant of $1,364,251, $9,768,678 and $1,555,965, respectively. In fiscal 2004, Mr. Cohen received 2,098,954 shares of restricted stock with a determined fair market value of $2,098,854 at the time of grant. Compensation for restricted stock awards represents the dollar value (net of any consideration paid by the Named Executive Officer) of any award calculated by multiplying the closing market price on the date of grant or, where there was no available market price on the date of the award, the determined purchase date fair market value on the date of the grant by the number of shares awarded. The restricted stock agreements related to the restricted stock grants generally provide that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement, subject to the employee’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests (x) subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement and (y) on its Initial Call Date (as defined) following certain terminations of employment upon which certain performance targets are achieved. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). Upon any termination of the employee’s employment, the restricted stock may be purchased by the Company (or its subsidiary). Such stock is subject to provisions regarding vesting, forfeiture and repurchase contained in that agreement and is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” Holders of restricted stock are generally entitled to all of the rights of a common stockholder of the Company, including the rights to dividends paid with respect to the Company’s common stock, provided that dividends paid with respect to restricted shares which are not vested shall be withheld by the Company and shall only be paid to the holder of such shares, without interest, only when, and if, such restricted shares become vested.

(6)	All Other Compensation consisted of one-time bonuses awarded to certain employees to compensate them for certain tax implications of receiving stock options or restricted stock awards at prices that were below market value at the date of grant. The bonuses paid in fiscal 2005 were $2,566,043, $1,810,155 and $33,694 to Messrs. Fleisher, Albertini and Johnson, respectively. The remaining amounts of $2,312,381 and $684,443 will be paid to Messrs. Fleisher and Johnson, respectively, in fiscal 2006. Such amounts equal the tax liability incurred by the employees as of the date of purchase based on any difference between the re-determined purchase date fair market value and the amount originally paid by the employees, plus an amount necessary to pay the taxes on the bonuses (i.e., a gross-up). Mr. Albertini’s bonus also included a payment of $420,063 in connection with an option adjustment as a result of a dividend declared to holders of our common stock prior to our initial public offering.

Options Granted In 2005

During fiscal 2005, options to purchase an aggregate of 5,183,687 shares of common stock at fair market value on the date of grant were granted under our stock option plans.

Stock Option Grants in Our Common Stock

in the Fiscal Year Ended

September 30, 2005

Name	Securities Underlying Options (# of shares)	% of Total Options Granted to Employees in the Twelve Months Ended September 30	Exercise Price per Share	Expiration Date	Grant Date Fair Value(1)
Paul-René Albertini	595,003	11%	$1.04	10/1/14	$2,868,198

(1)	The amount represents the estimated fair value of stock options at the date of grant, calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of 50.04%; an expected term life of 5 years; a risk-free rate of return of 3.44%; and a dividend yield of 0%. The actual value of the options, if any, realized will depend on the extent to which the market value of the stock exceeds the exercise price of the option on the date the option is exercised. Consequently, we cannot assure you that the value realized will be at or near the value estimated above.
(2)

Mr. Albertini has entered into a stock option agreement with the Company pursuant to which he was granted an option to purchase 595,003 shares of the Company’s common stock at a price of $1.04 per share, subject to adjustments. The option granted to Mr. Albertini generally has a 10-year term. One-third of the shares covered by the option generally vest and become exercisable in four equal installments on the day prior to (a) with respect to the first two installments, each of the first and second anniversaries of the effective date of the stock option agreement, (b) with respect to the third installment, the day falling three months prior to the third anniversary of the effective date and (c) with respect to the fourth installment, the fourth anniversary of the effective date, subject to Mr. Albertini’s continued employment. Two-thirds of the shares covered by the option generally vest and become exercisable based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the option) and a performance condition. The performance condition is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares require one return level and the other one-half of such shares require a different return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion of the option also vests, subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the stock option agreement and the service condition applicable to the performance-based option will be deemed to have been attained upon certain terminations following or in anticipation of a change in control.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table during the fiscal year ended September 30, 2005 and the value of “in-the-money” stock options as of September 30, 2005.

Option Exercises and Year End Value

	Shares Acquired on Exercise	Value Realized ($)	Number Unexercised Options at Fiscal Year-End		Value Unexercised In-The-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable(1)
Edgar Bronfman, Jr.	—	—	—	—	$—	$—
Lyor Cohen	—	—	—	—	$—	$—
Paul-René Albertini	—	—	—	595,003	$—	$10,394,702
Michael Fleisher	—	—	—	—	$—	$—
David H. Johnson	—	—	—	—	$—	$—

(1)	Value based on $18.51 closing price per share of common stock on September 30, 2005, less the exercise price, as required by SEC rules.

Equity Compensation Plan Information

The following table provides information as of September 30, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Exercise Price of Outstanding Options	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders (1)	6,383,629	$6.90	2,089,420

(1)	Consists of the 2005 Omnibus Stock Plan, as well as individual LTIP and individual stock option agreements.

LTIP and Individual Stock Option Agreements

In 2004, the Company’s Board of Directors approved a form of LTIP stock option agreement for grants of options to eligible individuals. Eligible individuals include any employee, director or consultant of the Company or any of its affiliates, or any other entity designated by the Company’s Board of Directors in which the Company has an interest, who is selected by the Company’s compensation committee to receive an award. The Board authorized the granting of options to purchase up to 1,355,066 shares of our common stock pursuant to the LTIP program. The Company has granted options and may grant additional stock options under the LTIP stock option agreements to certain members of our current or future management. The Board also approved the granting of options to purchase 3,701,850 shares of our common stock under stock option agreements with certain members of our management. Individual option agreements and options granted under the LTIP program generally will have a 10-year term and the exercise price will equal at least 100% of the fair market value on the date of the grant. With respect to each option granted pursuant to individual option agreements or a LTIP stock option agreement, one-third of the shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the LTIP stock option agreement, subject to the employee’s continued employment. Two-thirds of the shares covered by the option generally vest and become exercisable based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the option) and a performance condition. The performance condition is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares require one return level and the other one-half of such shares require a different return level). The performance-based portion of the option also vests, subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the individual or LTIP stock option agreement and the service condition applicable to the performance-based option will be deemed to have been attained upon certain terminations following or in anticipation of a change in control.

2005 Omnibus Stock Plan

In May 2005, we adopted the 2005 Omnibus Stock Plan, or 2005 Plan, which authorized the granting of stock based awards to purchase up to 3,416,133 shares of our common stock. Under the 2005 Plan, our board of directors or the compensation committee will administer the plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to employees, directors and others as set forth in the 2005 Plan. The types of awards that may be granted include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units and other stock based awards. Each award agreement specifies the number and type of award, together with any other terms and conditions as determined by the Board of Directors or the Compensation Committee in their sole discretion. Eligible employees include any employee who does not already have any other equity participation in our company. The Company has granted options and may grant additional awards under the 2005 Plan to certain member of our current or future management. Options granted generally have a 10-year term, the exercise price will equal at least 100% of the fair market value on the date of the grant and generally vest in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the stock option agreement, subject to the employee’s continued employment.

Employment Agreements and Severance Arrangements

Employment Agreement with Edgar Bronfman, Jr.

Mr. Bronfman is party to an employment agreement with our wholly owned subsidiary, WMG Acquisition Corp., which took effect on March 1, 2004, pursuant to which he serves as our Chairman of the Board and CEO. The employment agreement expires on March 1, 2008 but is automatically extended for successive one-year terms unless either party gives written notice. The employment agreement provides that Mr. Bronfman is paid an annual base salary of at least $1,000,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Bronfman is also eligible to receive an annual cash bonus, with a target of 300% of his base salary and a maximum of up to 600% of his base salary.

In the event WMG Acquisition Corp. terminates his employment agreement for any reason other than for cause or if Mr. Bronfman terminates his employment for good reason, as defined in the agreement, Mr. Bronfman will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and one year post-employment non-solicitation and non-competition covenants.

Mr. Bronfman purchased 3,283,944 shares of the Company’s common stock through his restricted stock agreement, which shares as of January 4, 2006 represent approximately 2.2% of the ownership of the common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Bronfman’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests (x) subject to Mr. Bronfman’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement and (y) on its Initial Call Date (as defined) following certain terminations of employment upon which certain performance targets are achieved. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). Upon any termination of Mr. Bronfman’s employment, the restricted stock may be purchased by the Company (or its subsidiary). Such stock is subject to provisions regarding vesting, forfeiture and repurchase contained in that agreement and is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” 547,324 shares of such restricted stock have vested as of September 30, 2005.

APPAC, a minority shareholder group of Vivendi Universal, initiated an inquiry, which under French law is both civil and criminal, into various issues relating to Vivendi, including Vivendi’s financial disclosures and the appropriateness of compensation received by the former CEO, Jean-Marie Messier. The inquiry has also been extended to cover compensation received by Mr. Bronfman. While the scope and targets of this inquiry are not public, the president of APPAC has publicly announced that he is seeking to have Mr. Bronfman repay to Vivendi compensation he received while affiliated with Vivendi. The outcome of such inquiry or of any subsequent proceeding with respect to Mr. Bronfman is uncertain at this time. Mr. Bronfman believes that all compensation paid to him by Vivendi was properly received and that the claims raised by APPAC are without merit.

Employment Agreement with Paul-René Albertini

Warner Music International Services Limited, a wholly owned subsidiary of the Company, entered into an employment agreement with Paul-René Albertini under which Mr. Albertini serves as Warner Music International’s Chairman and CEO. On March 1, 2004, WMG Acquisition Corp. assumed Mr. Albertini’s employment agreement.

The employment agreement, as amended on October 21, 2004, provides for a term ending on December 31, 2008. Under the terms of the employment agreement, Mr. Albertini is paid an annual base salary of $1,250,000 for 2004, and $1,500,000 for 2005 through 2008. Mr. Albertini is also eligible to receive an annual cash bonus of at least $1,000,000 with respect to 2004 and 2005, and discretionary bonuses with respect to 2006 through 2008, with the target amount of each such bonus being $2,000,000. Under the agreement, Mr. Albertini is guaranteed as least $10,250,000 in salary and bonus for the years 2003 through 2005.

Warner Music International may terminate Mr. Albertini’s employment without notice on or before December 31, 2005, and pay him a lump sum comprised of: the gross salary due for the balance of the term, the bonus payments due for the balance of the term which shall be at least $1,500,000 per year, a payment in lieu of employment benefits he would have received through the remainder of the term of his agreement, and 50% of the sum of his then-current base salary and the previous year’s bonus payment. If such termination occurs after December 31, 2005, the payments to Mr. Albertini will be comprised of: the gross salary due for the balance of the term, and a bonus for each year remaining in the term (including the year in which such termination occurs) each in the amount of $2,000,000; provided that the total of such amounts shall not be greater than $7,000,000 or less than $1,750,000.

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights, non-competition and non-solicitation.

Mr. Albertini purchased 241,457 shares of the Company’s common stock through his restricted stock agreement, which shares as of January 4, 2006, represent less than 1% of the ownership of the Company’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on each of September 30, 2005, September 30, 2006, June 30, 2007 and September 30, 2008, subject to Mr. Albertini’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is substantially the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests, subject to Mr. Albertini’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). Upon any termination of Mr. Albertini’s employment, the restricted stock may be purchased by the Company (or its subsidiary). Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.”

Mr. Albertini has also entered into a stock option agreement with the Company pursuant to which he was granted an option to purchase 595,003 shares of the Company’s common stock at a price of $1.04 per share, subject to adjustments. The option granted to Mr. Albertini generally has a 10-year term. One-third of the shares covered by the option generally vest and become exercisable in four equal installments on the day prior to (a) with respect to the first two installments, each of the first and second anniversaries of the effective date of the stock option agreement, (b) with respect to the third installment, the day falling three months prior to the third anniversary of the effective date and (c) with respect to the fourth installment, the fourth anniversary of the effective date, subject to Mr. Albertini’s continued employment. Two-thirds of the shares covered by the option generally vest and become exercisable based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the option) and a performance condition. The performance condition is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares require one return level and the other one-half of such shares require a different return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion of the option also vests, subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the stock option agreement and the service condition applicable to the performance-based option will be deemed to have been attained upon certain terminations following or in anticipation of a change in control.

Employment Agreement with Lyor Cohen

WMG Acquisition Corp. entered into an employment agreement with Lyor Cohen on January 25, 2004 under which Mr. Cohen serves as Chairman and CEO of U.S. Recorded Music. The employment agreement provides for a four-year term beginning on March 1, 2004, but the term is automatically extended for successive one-year terms unless either party gives written notice to the contrary at least 90 days prior to the expiration of the current term. Under the terms of the employment agreement, Mr. Cohen is paid a salary equal to $1,000,000 for the first year of his employment, and thereafter, will be paid an annual base salary of at least $1,500,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Cohen is also eligible to receive an annual cash bonus, with a target of $2,500,000 and a maximum of $5,000,000. In the event of a change of control of the Company or certain other events and subject to certain conditions, Mr. Cohen will receive a one-time cash bonus of up to $10,000,000 depending on the amount of cash consideration received by the members of the Investor Group that financed the acquisition of the Company from Time Warner in 2004. In the event WMG Acquisition Corp. terminates the employment agreement for any reason other than cause or if Mr. Cohen terminates his employment for good reason, as defined in the agreement, Mr. Cohen will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in Warner Music Group’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post employment non-solicitation covenants.

WMG Acquisition Corp. also agreed to pay Mr. Cohen a starting bonus equal to the greater of $1,000,000 or 59% of the fair market value, as of March 1, 2004, of the shares of common stock of the Company granted to him at that time. The Company granted to Mr. Cohen 2,390,102 shares of its common stock, which as of January 4, 2006, represent approximately 1.6% of the ownership of the Company’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Cohen’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a different return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. In addition, all unvested restricted stock vests, subject to Mr. Cohen’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement or upon termination of Mr. Cohen’s employment for specified reasons. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon a change in control (as defined). The vested restricted stock may also be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” 398,350 shares of such restricted stock have vested as of September 30, 2005.

Severance Arrangements with Les Bider

Warner Music Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Les Bider under which Mr. Bider served as Chairman and CEO of Warner/Chappell Music, Inc. (“WCM”). On March 1, 2004, WMG Acquisition Corp. assumed Mr. Bider’s employment agreement. On March 31, 2005, Warner Music Inc. and Les Bider entered into a separation agreement and release, under which Mr. Bider’s employment with WCM. would end as of such date as either he or Warner Music Inc. designated in writing to the other. Effective June 15, 2005 Mr. Bider’s employment ceased. Prior to such time, Mr. Bider was an executive officer of the Company.

Under the terms of the separation agreement and release, Mr. Bider is entitled to: a payment in the amount of $2,602.74 multiplied by the number of days during the period from the date on which his employment with WCM terminated (June 15, 2005) to December 31, 2005 (the “Payment Period”); an additional payment of $1,000,000; an annual bonus with respect to 2005 in the amount of $960,000 payable no later than January 31, 2006; payments at the rate of $80,000 per annum during the Payment Period; continued participation in Warner Music Inc.’s group health plans through December 31, 2005 or such time as he becomes eligible to participate in a medical insurance plan offered by a subsequent employer; and continued participation in life insurance and 401(k) plans during the Payment Period. The agreement also contains mutual releases, standard covenants relating to confidentiality, and a non-solicitation covenant until March 31, 2006.

Mr. Bider entered into a stock option agreement with the Company pursuant to which he was granted an option to purchase 298,736 shares of common stock of the Company at a price of $0.88 per share, subject to adjustments. In connection with his severance arrangements, Mr. Bider has forfeited such option as of June 15, 2005, his employment end date.

Employment Agreement with Richard Blackstone

WCM entered into an employment agreement with Richard Blackstone on March 15, 2005 under which Mr. Blackstone serves as Chairman and CEO of WCM. The employment agreement provides for a four-year term beginning on May 28, 2005, the date on which Mr. Blackstone commenced employment at WCM. Under the terms of the employment agreement, Mr. Blackstone will be paid an annual salary equal to $650,000. Mr. Blackstone is also eligible to receive an annual cash bonus, with a target of $650,000 pro rated to reflect his actual service to WCM in 2005. In addition, WCM will pay Mr. Blackstone a special payment in the amount of $100,000, less any annual bonus amounts paid to Mr. Blackstone by WCM or his prior employer with respect to 2005. In the event that WCM terminates the employment agreement for any reason other than cause or if Mr. Blackstone terminates his employment for good reason, as defined in the agreement, Mr. Blackstone will be entitled to severance benefits equal to: $2,000,000 if such termination occurs in the first year of the contract, $1,500,000 if such termination occurs in the second year of the contract, $1,000,000 if such termination occurs in the third year of the contract, or $650,000 if such termination occurs in the final year of the contract, plus a pro-rated annual bonus; and continued participation in WCM’s group health and life insurance plans for one year after termination. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and one-year post employment non-solicitation covenants.

Mr. Blackstone was also awarded 238,989 shares of the Company’s common stock, which as of January 4, 2006, represents less than 1% of the aggregate ownership of the Company’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement, subject to Mr. Blackstone’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance-based condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. In addition, all unvested restricted stock vests, subject to Mr. Blackstone’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement or upon termination of Mr. Blackstone’s employment for specified reasons. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon a change in control (as defined). The vested restricted stock may also be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.”

Employment Agreement with Michael D. Fleisher

Warner Music Inc. entered into an employment agreement with Michael D. Fleisher on December 21, 2004 under which Mr. Fleisher serves as Executive Vice President and Chief Financial Officer. The employment agreement provides for a four-year term beginning on January 1, 2005. Under the terms of the employment agreement, Mr. Fleisher is paid a salary equal to $800,000. Mr. Fleisher is also eligible to receive an annual cash bonus, with a target of $800,000; provided that Mr. Fleisher’s bonus with respect to 2005 shall not be less than $800,000. In the event Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Fleisher terminates his employment for good reason, as defined in the agreement, Mr. Fleisher will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post-employment non-solicitation covenants.

Mr. Fleisher purchased 896,208 shares of the Company’s common stock through his restricted stock agreement, which shares as of January 4, 2006, represent less than 1% of the aggregate ownership of the common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (December 21, 2004), subject to Mr. Fleisher’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests, subject to Mr. Fleisher’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.”

Employment Agreement with David H. Johnson

Warner Music Inc. entered into an employment agreement with David H. Johnson under which Mr. Johnson serves as Executive Vice President and General Counsel. On March 1, 2004, WMG Acquisition Corp. assumed Mr. Johnson’s employment agreement.

The employment agreement terminates on June 29, 2007. Under the terms of the employment agreement, Mr. Johnson is paid an annual base salary of $700,000. Mr. Johnson is also eligible to receive an annual cash bonus equal to the greater of his annual target bonus, as defined in the agreement, or the average of his bonuses for 2002 and 2003.

In the event Warner Music Inc. terminates the employment agreement for any reason other than for cause or if Mr. Johnson terminates his employment for good reason, as defined in the agreement, Mr. Johnson will be entitled to severance benefits equal to a lump sum payment of two times his annual base salary and a minimum bonus as defined in the agreement.

The employment agreement also contains standard covenants relating to confidentiality.

Mr. Johnson purchased 119,494 shares of the Company’s common stock through his restricted stock agreement, which shares as of January 4, 2006, represent less than 1% of the aggregate ownership of the Company’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Johnson’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests, subject to Mr. Johnson’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (January 28, 2005). Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.”

Employment Agreement with Alex Zubillaga

On November 4, 2005, Warner Music Inc., entered into a new employment agreement, effective as of August 8, 2005, with Alejandro (Alex) Zubillaga under which Mr. Zubillaga serves as Executive Vice President, Digital Strategy and Business Development. Under the terms of the three-year agreement, Mr. Zubillaga is paid an annual salary equal to $600,000. Mr. Zubillaga is also eligible to receive an annual cash bonus, with a target of $350,000, effective with respect to his fiscal 2005 bonus and thereafter. In the event that Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Zubillaga terminates his employment for good reason, as defined in the agreement, Mr. Zubillaga will be entitled to severance benefits equal to one year of salary and bonus target plus a pro rata portion of his target bonus with respect to the year in which such termination occurs. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Mr. Zubillaga purchased 119,494 shares of the Company’s common stock through his restricted stock agreement, which shares as of January 4, 2006, represent less than 1% of the aggregate ownership of the Company’s common stock without taking into account the exercise of any outstanding options. The restricted stock agreement provides that (i) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Zubillaga’s continued employment on each such vesting date and (ii) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). One-half of this return level was achieved at the time of the Company’s initial public offering in May 2005. The performance-based portion also vests, subject to Mr. Zubillaga’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (October 1, 2004). Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.”

Employment Agreement with Caroline Stockdale

In August, 2005, Warner Music Inc. entered into an employment agreement with Ms. Stockdale under which Ms. Stockdale serves as Executive Vice President, Global Human Resources. The employment agreement provides for a term beginning on August 8, 2005 and ending on December 31, 2008. Under the terms of the employment agreement, Ms. Stockdale is paid an annual salary equal to $375,000. Ms. Stockdale is also eligible to receive an annual cash bonus, with a target of $350,000. In the event that Warner Music Inc. terminates the employment agreement for any reason other than cause or if Ms. Stockdale terminates her employment for good reason, as defined in the agreement, Ms. Stockdale will be entitled to severance benefits equal to one year of salary and bonus target. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Ms. Stockdale also has entered into a stock option agreement with the Company pursuant to which she was granted an option to purchase 50,000 shares of the Company’s common stock at a price of $16.56 per share, subject to adjustments. The option granted to Ms. Stockdale generally has a 10-year term. The shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of stock option agreement, subject to the employee’s continued employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Acquisition

On March 1, 2004, WMG Acquisition Corp. acquired substantially all of Time Warner’s music division (the “Acquisition”) pursuant to a purchase agreement dated as of November 24, 2003, as amended on March 1, 2004. The initial purchase price for the Acquisition was $2.595 billion (subject to customary post-closing adjustments), consisting of $2.560 billion in cash and $35 million in non-cash consideration in the form of warrants issued to Historic TW Inc. (“Historic TW”).

Warrants

A portion of the consideration paid to Time Warner by us was in the form of two warrants, the Three-Year Warrants and the MMT Warrants in the Company and WMG Holdings Corp., a subsidiary of the Company, that were issued to Historic TW. In connection with the Company’s initial public offering, the Three-Year Warrants, which gave Historic TW the right to purchase the Company’s common stock, were repurchased by the Company for an aggregate purchase price of approximately $138 million. Upon such repurchase, the Three-Year Warrants were deemed to have been exercised and the MMT Warrants expired.

Representations and Warranties; Indemnification

The purchase agreement for the Acquisition contained customary representations and warranties of Time Warner and of WMG Acquisition Corp., including representations and warranties of Time Warner regarding organization, authorization, non-contravention, governmental consents, capital stock of the companies, subsidiaries, financial statements, absence of certain changes, no undisclosed material liabilities, material contracts, compliance with laws and court orders, litigation, title to real property, sufficiency of the acquired assets, intellectual property rights, licenses and permits, tax matters, employee plans, environmental compliance and brokers. WMG Acquisition Corp.’s right to obtain indemnification from Time Warner, and the right of Time Warner to obtain indemnification from WMG Acquisition Corp., for any breach of these respective representations and warranties is generally limited to an aggregate amount of losses in excess of approximately $26 million, subject to a cap equal to approximately $260 million. The representations and warranties contained in the purchase agreement, with certain exceptions, expired eighteen months after the closing date of the Acquisition.

Other Provisions

No-Solicit; No-Hire

Subject to certain exceptions, for two years after March 1, 2004, Time Warner and its affiliates may not solicit or employ any employee who was employed in our businesses immediately before the closing.

Employee Matters and Pension

For one year after March 1, 2004, we agreed to provide WMG Acquisition Corp.’s employees with base salary, bonus and other cash-based compensation opportunities based on targets WMG Acquisition Corp.

established and severance benefits that are no less favorable than provided to the employees of Time Warner’s music division immediately prior to the acquisition. In addition, WMG Acquisition Corp. has agreed to be responsible for funding of pension benefit obligations of up to $25 million subsequent to the date of the purchase agreement for current and former employees of the business under non-U.S.-based defined benefit pension plans maintained by Time Warner or any of its subsidiaries. WMG Acquisition Corp. has also otherwise agreed to be responsible for any employment-related liabilities attributable to current and former employees of the business under Time Warner benefit plans other than any U.S. defined benefit pension plan, U.S. retiree medical plan, non-qualified deferred compensation plan or severance plan covering individuals who were not employees of the business as of November 24, 2003.

Use of Names and Logos

WMG Acquisition Corp. has agreed to license from two subsidiaries of Time Warner, on a royalty free basis pursuant to trademark license agreements, certain trademarks and service marks used in the business. The terms of the licenses, subject to provisions providing for termination for cause, is in perpetuity with respect to the marks WARNER, WARNER MUSIC, and a “W” logo and fifteen years from February 29, 2004 with respect to WARNER BROS. RECORDS and WB & Shield designs.

Ancillary Agreements to the Stock Purchase Agreement

In addition to the purchase agreement and the warrants described above, we have entered into the following ancillary agreements in connection with the Acquisition.

Stockholders Agreement

The Company has entered into a stockholders agreement with WMG Acquisition Corp., WMG Holdings Corp., the Investor Group, Time Warner and certain of our executive officers and directors. The agreement, as amended, provides that the Company’s Board of Directors consist of up to fourteen members, with five directors appointed by THL, three directors appointed by Bain Capital, one director appointed by Providence Equity, one director appointed by Music Capital (THL, Bain Capital and Providence Equity, each a “Principal Investor Group”), one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and up to three other directors to be chosen unanimously by the vote of the Company’s Board of Directors. The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any New York Stock Exchange requirements. In addition, within a year of the Company ceasing to be a “controlled company” under the New York Stock Exchange rules, the size and composition of the Company’s Board of Directors will be adjusted to comply with the New York Stock Exchange requirements. Each Investor’s director designee(s) may only be removed by the Investor that appointed such designee(s). The stockholders agreement contemplates that the Board of Directors of the Company will have an executive committee, an audit committee and a compensation committee and, at its discretion, a governance committee.

The stockholders agreement prohibits the parties from transferring stock to any of our competitors without the approval of (a) our entire Board of Directors and (b) the approval of the largest Principal Investor Group (determined by the Principal Investor Groups’ relative investments in us) and one other Principal Investor Group (the “Requisite Stockholder Majority”). The agreement also provides that each party to the stockholders agreement whose sale of shares pursuant to Rule 144 under the Securities Act would be subject to aggregation with another stockholder shall notify all such stockholders (i) when it has commenced a measurement period for purposes of the group volume limit in connection with a sale of shares under Rule 144 and (ii) what the volume limit for the measurement period, determined as of its commencement, will be. Each stockholder that is subject to such aggregation will have the right to sell shares that are subject to the group volume limit under Rule 144 pro rata during the applicable measurement period based on its percentage ownership of the shares that are held by all of the parties to the stockholders agreement at the start of the measurement period. These transfer restrictions will expire upon a change of control.

The Requisite Stockholder Majority has the right to require all other parties to the agreement to sell the same percentage of their stock to a buyer in a change of control transaction approved by a majority of the entire board as is being sold to such buyer by the membership of the Requisite Stockholder Majority. A member of a Principal Investor Group (or any affiliate thereof) that is also part of the Requisite Stockholder Majority exercising the foregoing right will not be able to be a buyer in such a change of control transaction unless the transaction is approved by each of the Investor Group.

The stockholders agreement provides that if one of the Company’s stockholders that is party to the stockholders agreement offers to sell any of its stock to a prospective buyer in a private transaction, the other stockholders party to the stockholders agreement will have the right to sell their shares to that prospective buyer, subject to certain cutbacks, including a pro rata cutback in which the stockholder may only sell a pro rata portion of its shares.

The stockholders agreement gives any member of the Investor Group the right to require the Company to register (including by means of a shelf registration statement permitting sales of shares from time to time over an extended period) the stock held by such stockholders for sale to the public under the Securities Act, subject to certain limitations. In connection with each underwritten public offering, the Company’s stockholders will be required to enter into a lockup agreement covering a period of no greater than 90 days (180 days for an initial public offering). The amended agreement also provides that if the Company registers shares of its common stock for sale to the public after its initial public offering, parties to the stockholders agreement will have the right to have their shares included in any such registration statement. Any registration is subject to a potential underwriters’ cutback in the number of shares to be registered if the underwriters determine that marketing factors require a limitation on the number of shares to be underwritten.

Seller Administrative Services Agreement

In connection with the Acquisition, WMG Acquisition Corp. entered into a seller administrative services agreement with Time Warner whereby Time Warner agreed to provide us with certain administrative services, including (i) accounting services, (ii) tax services, (iii) human resources and benefits services, (iv) information technology services, (v) legal services, (vi) treasury services, (vii) payroll services, (viii) travel services, (ix) real estate management services and (x) messenger services. The obligation for Time Warner to provide these services generally (with some exceptions) terminated on December 31, 2004.

Purchaser Administrative Services Agreement

In connection with the Acquisition, WMG Acquisition Corp. entered into a purchaser administrative services agreement with Time Warner whereby WMG Acquisition Corp. agreed to provide Time Warner with certain administrative services including (i) financial and accounting advisory services, (ii) information technology services, (iii) real estate services and (iv) distribution services in certain countries outside the U.S. WMG Acquisition Corp.’s obligation to provide these services generally (with one exception) terminated on December 31, 2004.

Other Arrangements with Investor Group

Employees of the Investor Group have from time to time filled management roles on an interim basis while we have been transitioning to a permanent management team. For example, the position of Chief Financial Officer was previously filled by an employee of one of the members of the Investor Group. Such employees have not received any compensation from us for such services. However, a representative cost for such services in the aggregate amount of $280,000 has been charged to the statement of operations for the seven months ended

September 30, 2004 with a corresponding increase in additional paid-in capital. At the time of the Acquisition, we entered into an agreement whereby we agreed to pay The Firm, a music management firm, $5 million for certain advisory services in connection with the Acquisition. $2 million of such amount was paid at the time of the closing of the Acquisition. The remaining $3 million will be paid out at a rate of $1 million per year each December starting in December 2005. During 2005, THL and Bain Capital acquired an interest in The Firm. They had no interest in The Firm at the time of entering into the original agreement or at the time of the initial payment.

Cumulative Preferred Stock

WMG Holdings Corp. is authorized to issue 150,000 shares of Cumulative Preferred Stock, par value $0.001 per share (“Preferred Stock”), with a liquidation preference of $10,000. 40,000 shares of Preferred Stock, which rank senior to our common stock with respect to the right to receive dividends and to receive distributions upon the liquidation, dissolution and winding up of WMG Holdings Corp., were issued to the Investor Group in connection with the Acquisition. The shares of Preferred Stock have subsequently been redeemed in full.

Return of Capital and Dividend on Preferred

We returned an additional $350 million of capital to the Investor Group in September 2004 (the “Return of Capital”). The Return of Capital on September 30, 2004 consisted of a dividend of $8 million paid on the Preferred Stock held by the Investor Group and notes payable of $342 million by the Company to the Investor Group. The notes payable were paid in full in October 2004. The Return of Capital was funded out of our excess cash balance and not from the incurrence of additional debt. We obtained an amendment to WMG Acquisition Corp.’s senior secured credit agreement to provide for this Return of Capital.

Termination of Management/Monitoring Agreement

In connection with the Acquisition, the Company entered into a management monitoring agreement (the “Management Agreement”) with the Investor Group for ongoing consulting and management advisory services. Under the Management Agreement, the Company, WMG Holdings Corp. and WMG Acquisition Corp. were required to pay the Investor Group an aggregate annual fee of $10 million per year (the “Periodic Fees”) in consideration for ongoing consulting and management advisory services. In addition, in the case of future services provided in connection with any future acquisition, disposition, or financing transactions involving the Company or its subsidiaries, the Management Agreement required the Company, WMG Holdings Corp. and WMG Acquisition Corp. to pay the Investor Group an aggregate fee of one percent of the gross transaction value of each such transaction (“Subsequent Fees”). The Management Agreement also requires the Company, WMG Holdings Corp. and WMG Acquisition Corp. to pay the reasonable expenses of the Investor Group in connection with, and indemnify them for liabilities arising from, the Management Agreement, the Acquisition and any related transactions, their equity investment in the Company, WMG Holdings Corp. and WMG Acquisition Corp., their operations, and the services they provide to the Company, WMG Holdings Corp. and WMG Acquisition Corp.

The Management Agreement provided that it would continue in full force and effect until December 30, 2014, provided, however, that the Investor Group could cause the agreement to terminate at any time upon agreement of the Investor Group. In the event of the termination of the Management Agreement, the Company or any of its Subsidiaries were required under the terms of the agreement to pay each of the Investor Group (x) any unpaid portion of the Periodic Fees, any Subsequent Fees and any expenses due with respect to periods prior to the date of termination plus (y) the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until December 30, 2014.

In connection with the Company’s initial public offering, the Company has terminated the Management Agreement, other than with respect to reimbursement and indemnification provisions, for a fee of approximately

$73 million payable to the Investor Group. The termination fee was paid in May 2005 using a portion of the cash on hand and proceeds from the $250 million new term loan borrowings under a new amendment to the senior secured credit facility of WMG Acquisition Corp.

Holdings’ Payment to Investor Group

On December 23, 2004, WMG Holdings Corp. issued approximately $700 million of notes. The proceeds from the issuance of the notes were used to fund a return of approximately $681 million from WMG Holdings Corp. to its shareholders and the shareholders of the Company through a combination of dividends on WMG Holdings Corp. preferred stock and repurchases of its common stock and preferred stock and dividends on the Company’s common stock. Of the total of $681 million, approximately $631 million was distributed to the Investor Group with the remainder being held by the Company. The Company distributed $43 million of the remaining $50 million to the Investor Group in March 2005 and distributed the remainder of approximately $7 million to the Investor Group in May 2005. We obtained an amendment to WMG Acquisition Corp’s senior secured credit agreement to provide for the payment to the Investor Group, including the distribution of the remaining $50 million to the Company for payment to the Investor Group.

Pre-IPO Dividends

In connection with the Company’s initial public offering, the Company declared a dividend of $8.5 million related to the remaining liquidation preference of its Class L common stock, which was paid in May 2005. The Class L Common Stock was then converted to Class A Common Stock, which was renamed “common stock” in connection with the initial public offering. The Company also declared a dividend of $100.5 million to its common stockholders immediately prior to the initial public offering, substantially all of which was paid in May 2005. Of the total dividend amount, approximately $7 million related to holders of unvested shares of restricted stock. Of such amount, approximately $1 million was paid in May 2005 and the remaining $6 million will be paid when, and if, such restricted shares vest.

Employment Contract

Alex Zubillaga is the brother-in-law of Edgar Bronfman, Jr., our Chairman of the Board and CEO. Warner Music Inc. has entered into an employment agreement with Mr. Zubillaga. For a description of the agreement please see “Executive Compensation – Employment Agreements and Severance Arrangements.”

Administration of Copyrights

WCM began administering certain copyrights of Mr. Bronfman effective July 1, 2005 (when the administration of such copyrights was transferred to WCM from Universal Music Publishing). The administration of such copyrights is on substantially the same terms as the prior agreement with Universal and the Company believes the fees in connection with such administration are representative of, or comparable to, such fees paid in similar transactions. The amount of any fees will vary year to year based on the use of such copyrights and associated royalties.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section should be read in conjunction with the Compensation Committee Report and shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The chart below compares the performance of the Company’s common stock with the performance of the NYSE Market Index and a peer group index (the “Peer Group Index”) by measuring the changes in common stock prices from May 11, 2005, the first day of trading of the Company’s common stock after our initial public offering, plus reinvested dividends and distributions through September 30, 2005, the last day of our fiscal year. Pursuant to the SEC’s rules, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. Because the Company is the only stand-alone, publicly traded music content company in the U.S. and there are no stand-alone recorded music or music publishing companies that are publicly traded in the U.S., no grouping could closely mirror the Company’s businesses or weight those businesses to match the relative contributions of each of the Company’s business segments to the Company’s performance. The Company has selected a grouping of companies that it believes share similar characteristics to its own. All of the companies included in the Peer Group Index are of similar market capitalization, are diversified media companies that are also engaged in some of the businesses in which the Company is engaged or are content companies or diversified media companies that are not engaged in businesses in which the Company participates but it believes share some similar characteristics with our Company. The companies included in the Peer Group Index are as follows: Activision Inc., Dreamworks Animation, SKG, Inc., Electronic Arts Inc., Lions Gate Entertainment Corp., Marvel Entertainment, Inc., Pixar, News Corporation, Time Warner Inc., Viacom Inc., The Walt Disney Company, Sony Corporation and Vivendi Universal.

THE STOCK PRICE PERFORMANCE DEPICTED IN THE STOCK PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Mr. Bressler, Mr. Bonnie and Mr. Jaeckel. The Audit Committee has the responsibility and authority described in the Warner Music Group Corp. Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at www.wmg.com under “Investor Relations” and “Corporate Governance.” A copy of the charter is also attached as Appendix A to this Proxy Statement. The Board of Directors has determined that Mr. Bonnie meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange and that Mr. Bressler qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. On January 9, 2006, THL announced that it had entered into an employment agreement with Richard Bressler. The Board of Directors of the Company determined that, as of January 9, 2006, Mr. Bressler was no longer independent under the criteria established by the New York Stock Exchange for independent board members. Prior to that determination, and at the time of making the determinations and taking the actions set forth below, the Company had two independent directors, Mr. Bressler and Mr. Bonnie, both of whom serve on our three-member Audit Committee. Now the Company has only one independent director under the New York Stock Exchange criteria on its board and its Audit Committee. The Company has notified the New York Stock Exchange of its determination that Mr. Bressler is no longer independent and the resulting non-compliance with the New York Stock Exchange listing standards. The Company is in the process of finding two additional independent candidates to join its Board and to serve as members of its Audit Committee in compliance with the New York Stock Exchange listing standards. The Company intends to add such directors to the Board as soon as practicable. See also “Board of Directors and Governance – Independence” above. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2005. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communication With Audit Committees”), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Ernst & Young LLP their independence from management and the Company and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services during the fiscal year ended

September 30, 2005. Information about Ernst & Young’s fees for the fiscal year ended September 30, 2005 is discussed below in this Proxy Statement under “Independent Registered Public Accountants.” Based on its evaluation, the Audit Committee has selected Ernst & Young to serve as the Company’s auditors for the fiscal year ending September 30, 2006.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 filed with the Securities and Exchange Commission, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,

Richard J. Bressler, Chair

Shelby W. Bonnie

Scott L. Jaeckel

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, to serve as independent auditors for the fiscal year ended September 30, 2006. Ernst & Young has audited the Company’s financial statements since it was acquired from Time Warner Inc. in March 2004. In accordance with standing policy, Ernst & Young periodically changes the personnel who work on the audit of the Company.

Fees Paid to Ernst & Young LLP

The following table sets forth the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements, and reports for the fiscal year ended September 30, 2005 and the seven months ended September 30, 2004 and for other services rendered during the fiscal year ended September 30, 2005 and the seven months ended September 30, 2004 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services (in thousands):

	Year Ended September 30, 2005	Seven Months Ended September 30, 2004
Audit Fees	$8,650	$10,780
Audit-Related Fees	180	642
Tax Fees	355	288
All Other Fees	—	—

Total Fees	$9,185	$11,710

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

Pre-approval of audit and permissible non-audit services of independent auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on May 10, 2005, the effective date of our registration statement relating to our initial public offering. Our wholly owned subsidiary, WMG Acquisition Corp., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on February 10, 2005, the effective date of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes that were registered under the Securities Act of 1933, as amended. Subsequent to WMG Acquisition Corp. becoming subject to the pre-approval provisions, the waiver of pre-approval provisions set forth in the applicable rules of the SEC were not utilized for the services related to Audit-Related Fees or Tax Fees above and the Audit Committee did not approve any such fees subject to the waiver of pre-approval provisions (i.e., all such fees were pre-approved).

Other

In connection with the audits for the period ending September 30, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused them to refer to such disagreement in connection with their report.

A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors, officers, and holders of more than ten percent of the Company’s common stock (collectively, “Reporting Persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2005, the Company believes that all required persons complied with all Section 16(a) filing requirements.

STOCKHOLDERS’ PROPOSALS

Proposals for Inclusion in the Proxy Statement

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our fiscal 2006 annual meeting must submit their proposals to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, on or before October 19, 2006. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our fiscal 2006 proxy statement.

Proposals Not Included in the Proxy Statement

In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In accordance with our by-laws, in order to be properly brought before the fiscal 2006 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Warner Music Group, 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s fiscal 2006 annual meeting, such a proposal must be received by the Company on or after September 19, 2006 but no later than October 19, 2006. If the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposal by certified mail, return receipt requested or other means, including electronic means, that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation. The Company may also, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $7,500, plus expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended September 30, 2005, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the Notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

David H. Johnson

Executive Vice President, General Counsel and Secretary

Dated: January 17, 2006

APPENDIX A

WARNER MUSIC GROUP CORP.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) of Warner Music Group Corp. (the “Company”) is established by the Board of Directors of the Company primarily for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and its subsidiaries.

The Committee is responsible for assisting the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosure; (b) the independent auditor’s qualifications and independence; (c) the evaluation and management of the Company’s financial risks; (d) the performance of the Company’s internal audit function and independent auditor; and (e) the Company’s compliance with legal and regulatory requirements.

Composition

1.	Members. The Committee shall consist of three or more members. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Executive, Governance and Nominating Committee.

2.	Qualifications. The Board shall make a good faith determination that each member of the Committee meets all applicable independence, financial literacy and other requirements of law, including the Sarbanes-Oxley Act, and, at such time as the Company is listed on a national securities exchange or a national securities association (collectively, “SROs”), the requirements of such SRO on which the Company authorizes it securities to be traded. The requirements of such SRO may include, among other things, (a) the requirement that no member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the Company’s annual proxy statement, as appropriate, (b) that at least one member be a “financial expert” under the requirements of the Sarbanes-Oxley Act and (c) that no member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment).

3.	Chair. The Chair of the Committee shall be appointed by the Board.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Executive, Governance and Nominating Committee.

Operations

1.	Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least quarterly. The Committee shall meet separately, periodically, with management, the general counsel, the head of the internal audit department and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present. In addition, the Committee shall meet with the independent auditor and management quarterly to review the Company’s financial statements. A majority of the Committee shall constitute a quorum for the transaction of business, and any action taken by a majority of the members of the Committee present at a meeting at which there is a quorum shall constitute the act of the Committee. All meetings of the Committee may be held telephonically. In addition, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Committee.

2.	Agenda. The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

3.	Report to Board. The Committee shall report regularly to the Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or the performance of the internal audit function, and shall submit to the Board the minutes of its meetings.

4.	Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

Authority and Duties

Independent Auditor’s Qualifications and Independence

1.	The Committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee shall also approve all audit engagement fees and terms. The independent auditor shall report directly to the Committee.

2.

The Committee shall have the sole authority to pre-approve any significant audit or non-audit services to be provided by the independent auditor, other than “prohibited non-auditing services.” The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor. The following shall be “prohibited non-auditing services”: (a) bookkeeping or other services related to the accounting records or financial statements of the audit client; (b) financial information systems design and implementation; (c) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment advisor or investment banking services; (h) legal services and expert services unrelated to the audit; and (i) any other service that the Public Company Accounting Oversight Board prohibits through regulation. Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services were provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

3.	The Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and to assess the independent auditor’s independence, all relationships between the independent auditor and the Company. The Committee shall, in addition to assuring the regular rotation of the lead (or coordinating) audit partner and the audit partner responsible for reviewing the audit at least every five years, consider whether there should be regular rotation of the audit firm. The Committee shall confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner, or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years. In performing such functions, the Committee shall take into account the opinions of management and the personnel responsible for the Company’s internal audit function.

4.	The Committee shall review the experience, qualifications and performance of the senior members of the independent auditor team.

5.	The Committee shall set clear hiring policies for any employee or former employee of the independent auditor who was a member of the Company’s audit team. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the CEO, controller, CFO or chief accounting officer or any other person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

Financial Statements and Related Disclosure

6.	The Committee shall review the annual audited financial statements with management and the independent auditor, including disclosures under “Management’s Discussion and Analysis of Financial

Condition and Results of Operations,” prior to the filing of the Company’s or any subsidiary’s Form 10-K and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s or such subsidiary’s Form 10-K.

7.	The Committee shall review the quarterly financial statements with management and the independent auditor, including the Company’s or any subsidiary’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s or such subsidiary’s Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

8.	The Committee shall review and discuss with management and the independent auditors earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information) before they are issued. The Committee shall review generally with management the nature of the financial information and earnings guidance provided to analysts and rating agencies.

9.	The Committee shall review with management and the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (e) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

10.	The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.

11.	The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

12.	The Committee shall review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13.	The Committee shall review with the independent auditor: (a) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

14.	The Committee shall prepare the report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement filed with the SEC, or its annual report on Form 10-K, as applicable.

Performance of the Internal Audit Function and Independent Auditors

15.	The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review and discuss with the independent auditor the internal audit function’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

16.	The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls.

17.	The Committee shall review the Company’s policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Compliance with Legal and Regulatory Requirements

18.	The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

19.	The Committee shall review with the general counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and compliance function’s organization, responsibilities, plans, results, budget and staffing.

20.	The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

21.	The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate in accordance with applicable laws and regulations. The Committee shall be given the resources and assistance necessary to discharge its oversight role, including appropriate funding, as determined by the Committee, and full access to all of the Company’s books, records, facilities and personnel. The Committee may retain counsel, auditors or other advisors, in its sole discretion.

Clarification of Audit Committee’s Role

The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

ANNUAL MEETING OF STOCKHOLDERS OF

WARNER MUSIC GROUP CORP.

February 23, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:					2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 2006.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	() () () () () () ()	Edgar Bronfman, Jr. Len Blavatnik Shelby W. Bonnie Richard Bressler Charles A. Brizius John P. Connaughton Scott L. Jaeckel		3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
		() () () () () ()	Seth W. Lawry Thomas H. Lee Ian Loring Jonathan M. Nelson Mark Nunnelly Scott M. Sperling		This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of all of the Director nominees listed in proposal 1 and “FOR” proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING. ☐
To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

WARNER MUSIC GROUP CORP.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edgar Bronfman, Jr., David H. Johnson and Trent N. Tappe as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Warner Music Group Corp. held of record by the undersigned on January 4, 2006, at the Annual Meeting of stockholders to be held at the Hudson Theatre located at 145 West 44th Street, New York, NY 10012 on February 23, 2006, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)